UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2023

DERMTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38118	84-2870849
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12340 El Camino Real
San Diego, CA 92130
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code (858) 450-4222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DMTK	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2023, DermTech, Inc. (the “Company”) announced that Bret Christensen has been appointed as President and Chief Executive Officer of the Company and as a member of the board of directors of the Company (the “Board”), replacing John Dobak who resigned as President and Chief Executive Officer of the Company and as a member of the Board, effective as of May 8, 2023 (the “Effective Date”). Mr. Christensen has also assumed the duties of the Company’s principal executive officer for Securities and Exchange Commission (“SEC”) reporting purposes.

Prior to joining the Company, Mr. Christensen served as Chief Commercial Officer of Insulet Corporation from May 2017 to May 2023. From August 2013 to May 2017, Mr. Christensen served as General Manager of Preventive Care at Myriad Genetics, Inc. Prior to Myriad Genetics Inc., Mr. Christensen held a series of executive positions at Hologic, Inc., including Vice President of Sales and Marketing of its Gynecologic Surgical Products division. Prior to Hologic, Inc., Mr. Christensen led key market development and sales teams at Cytyc Corporation. Mr. Christensen earned a B.S. in business management from Utah Valley University and an MBA from the University of Utah.

Mr. Christensen does not have a family relationship with any director or executive officer of the Company or person nominated or chosen by the Company to become a director or executive officer, and there are no arrangements or understandings between Mr. Christensen and any other person pursuant to which Mr. Christensen was selected to serve as President and Chief Executive Officer of the Company or as a director of the Company. There have been no transactions involving Mr. Christensen that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended. Mr. Christensen has not been, and is not expected to be, named to any committees of the Board. In connection with Mr. Christensen’s appointment, Mr. Christensen and the Company will enter into an indemnification agreement in the form the Company has entered into with certain of its other executive officers (the “Indemnification Agreement”), which form is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 5, 2019. The Indemnification Agreement, among other things, will provide for indemnification of Mr. Christensen for expenses, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his services as an executive officer or at our request.

Pursuant to the Employment Agreement, dated May 6, 2023, by and between the Company and Mr. Christensen (the “Employment Agreement”), Mr. Christensen will report to the Board. Mr. Christensen’s employment term began on May 8, 2023 and will continue until terminated by either party following 30 days’ notice. Mr. Christensen is entitled to an annual base salary of $600,000 and eligible to receive an annual target performance bonus of up to 80% of his then current base salary. Mr. Christensen is eligible to participate in the Company’s Change in Control and Severance Plan pursuant to the terms of the participation agreement under the Company’s Change in Control and Severance Plan (the “Participation Agreement”) executed by the Company and Mr. Christensen concurrently with the Employment Agreement.

On May 6, 2023, the Board amended and restated the Company’s Amended and Restated 2022 Inducement Equity Incentive Plan to increase the number of shares of Company common stock reserved for issuance pursuant to awards granted thereunder by 500,000 shares of Company common stock (the “Second A&R Inducement Plan”). Also on May 8, 2023, in accordance with the Employment Agreement, the Board granted Mr. Christensen a non-qualified stock option to purchase up to 500,000 shares of Company common stock (the “Equity Award”), subject to the terms of the Second A&R Inducement Plan and the applicable award agreements thereunder. Twelve thirty-sixths (12/36) of the Equity Award will vest on the first anniversary of May 8, 2023, and the remaining twenty-four thirty-sixths (24/36) will vest in a series of eight equal quarterly installments on the fifth day of each third month thereafter, subject to Mr. Christensen’s continued employment. The Employment Agreement also provides that the Board may grant Mr. Christensen an additional equity award under the Company’s 2020 Equity Incentive Plan in connection with future Company value inflection achievements. Mr. Christensen is also eligible to participate in the Company’s health and welfare benefit plans, as may be maintained by the Company from time to time, on the same terms as other similarly situated senior executives of the Company. A copy of the Employment Agreement, including a copy of the Participation Agreement, is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Second A&R Inducement Plan is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. The descriptions of the Employment Agreement, Participation Agreement and Second A&R Inducement Plan are summaries only, does not purport to be complete, and are qualified in their entirety by the terms of the Employment Agreement, Participation Agreement and the Second A&R Inducement Plan, as applicable.

Dr. Dobak’s resignation as President and Chief Executive Officer of the Company and as a member of the Board was pursuant to that certain Transition Agreement, dated March 1, 2023, by and between the Company and Dr. Dobak, previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on March 2, 2023.

Item 8.01. Other Information.

On May 9, 2023, the Company issued a press release announcing the executive transition described above. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.
Item 9.01.    Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

10.1*^	Employment Agreement, dated May 6, 2023 by and between the Company and Bret Christensen
10.2*	Second Amended and Restated 2022 Inducement Equity Incentive Plan
99.1	Press Release, dated May 9, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Management contract or compensatory plan or arrangement.
^	Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule upon request by the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERMTECH, INC.

Date: May 9, 2023	By:	/s/ Kevin Sun
	Name:	Kevin Sun
	Title:	Chief Financial Officer